BILLING AND ADVANCE FUNDING AGREEMENT


     This billing services and Advance Funding Agreement (the "Agreement") is entered into by and between Priority International Communications, Inc., a Texas Corporation ("PIC") and Paramount International Telecommunications, Inc., a California corporation ("Paramount") on this 2nd day of February, 2000.

                                    RECITALS

     WHEREAS Paramount as a long distance telephone services company has tariffs, Facilities and relationships whereby long distance calls may be properly billed and collected and,

     WHEREAS PIC has network, switching and call management systems that enable PIC to carry long distance calls on behalf of its customers, agents and clients and,

     WHEREAS PIC desires to sell certain call records to Paramount and Paramount desires to purchase said call records for proper processing, billing and collections,

     WHEREAS PIC desires to sell such records under the terms and conditions set out herein.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the parties hereto do hereby agree as follows:

     1. From time to time PIC shall submit to Paramount certain interstate and intrastate long distance call records in accordance with the terms and conditions that Paramount shall from time to time impose.

     2. Paramount shall purchase such records as meet its processing criteria with recourse under the following terms and conditions:

          a. Records accepted by Paramount shall be purchased at 75% of gross billed value. With regard to records purchased, Paramount shall be obligated to advance fund 70% of the gross billed value approximately nine (9) working days following submission. This schedule presumes a batch cut off occurring on each Monday with the first installment due approximately nine (9) business days later. The balance of the purchase price shall be due and payable six months after submission by PIC.

          b. Records rejected by the billing system or by Paramount's billing services company will be deducted from the gross billed value of records submitted.

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          c.     Paramount  shall  maintain  records  of  charges  for bad debt, customer service credits and LEC adjustments and credits for records submitted. Should the aggregate of these charges exceed 15% of the gross billed records, Paramount may offset any excess against amounts owed in connection with the second, 5% installment(s) due to PIC.

          d. So long as amounts remain outstanding in connection with the loan from Paramount to PIC as herein described (article #4) Paramount may withhold funding according to the schedule described herein, should PIC fail to submit records equal to the amount of the current loan outstanding in any subsequent regular Monday submission. The purpose of this arrangement is to insure that at any given time, Paramount will have in its possession unprocessed and unfunded call records to secure the then current loan balance.

     3. The term of this Agreement shall be for 36 months beginning with the date of execution and continuing thereafter for the specified term of months. At any time, Paramount may decline to accept further records from PIC. Failure to accept records, however, does not relieve Paramount from other obligations set forth herein. Either party may terminate this Agreement at any time by giving thirty (30) days written notice to the other party of their intention to do so.

     4. In consideration for this Agreement, Paramount has agreed to loan PIC the sum of $150,000.00 payable immediately upon execution of this Agreement. PIC hereby grants to Paramount a security interest in and to any and all call records submitted to Paramount by PIC as security for repayment of the loan. The loan shall be non-interest bearing. The loan shall be repaid in weekly installments of $10,000, such amounts to be deducted each and every week from amount otherwise due to be paid to PIC in connection with the advance funding/purchase provisions of this Agreement until the loan shall have been fully repaid.

     5. Upon execution, this Agreement shall be binding and enforceable on the parties. Each party acknowledges that the signatories on this Agreement are duly authorized to enter into such agreement and accordingly each parties has substantially relied in this regard.

     6. This Agreement shall be interpreted, enforced and adjudicated according to the laws of the State of California and venue for disputes shall be in San Diego County, CA.

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     NOW  THEREFORE  THESE  PREMISES CONSIDERED the Parties have this day agreed and  hereto  affixed  their  respective  signatures  as  evidence  thereof.


Priority  International  Communications,  Inc.     Paramount  International
Communications,  Inc.



Wayne  Wright                          Mike  Ebode
President                              President/CEO

     i. The above described obligations of PIC to repay the advance described herein shall be personally guaranteed by Wayne Wright, a party to this agreement.

     ii. By the execution of this Agreement both PIC and Paramount acknowledge that all other agreements both oral and written have been duly discharged and that this agreement is the only binding agreement between PIC and Paramount.

Agreed  and  accepted  by:               Agreed  and  accepted  by:



Wayne  Wright                            Mike  Ebode


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